Exhibit 99
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                         AGREEMENT RELATING TO FILING OF
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                           JOINT STATEMENT PURSUANT TO
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                               RULE 13d-1(k) UNDER
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                       THE SECURITIES EXCHANGE ACT OF 1934
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     The undersigned agree that Amendment No. 2 to the Statement of Schedule 13G to which this Agreement is attached is filed on behalf of each of them.


Date: February 17, 2004           By:/s/ Scott G. Erchul
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                                     Scott G. Erchul


                                  By:/s/ Patricia S. Erchul
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                                     Patricia S. Erchul